CERTIFICATION

Re:           Morgan Stanley Capital I Trust 2018-L1, Commercial Mortgage Pass-Through Certificates, Series 2018-L1 (the “Transaction”), issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2018 (the “Pooling and Servicing Agreement”), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).

                                                __________________________________________

                I, Jane Lam, certify that:

                1.             I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Capital I Trust 2018-L1 (the “Exchange Act periodic reports”);

                2.             Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

                3.             Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

                4.             Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) have fulfilled their obligations under the servicing agreement(s) in all material respects; and

                5.             All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

                In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

•         Wells Fargo Bank, National Association, as Trustee

•         Wells Fargo Bank, National Association, as Certificate Administrator

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator

•         Wells Fargo Bank, National Association, as Custodian

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer

•         Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer

•         Pentalpha Surveillance LLC, as Operating Advisor

•         KeyBank National Association, as Primary Servicer

•         Berkeley Point Capital LLC, as Primary Servicer

•         Wells Fargo Bank, National Association, as Master Servicer under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2018-BNK13 securitization, pursuant to which the following mortgage loans were serviced by such party: Griffin Portfolio II (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK 2018-BNK13 securitization, pursuant to which the following mortgage loans were serviced by such party: Griffin Portfolio II (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the MSC 2018-MP securitization, pursuant to which the following mortgage loans were serviced by such party: Millennium Partners Portfolio (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the MSC 2018-MP securitization, pursuant to which the following mortgage loans were serviced by such party: Millennium Partners Portfolio (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the COMM 2018-HOME securitization, pursuant to which the following mortgage loans were serviced by such party: The Gateway (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the COMM 2018-HOME securitization, pursuant to which the following mortgage loans were serviced by such party: The Gateway (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the BANK 2019-BNK16 securitization, pursuant to which the following mortgage loans were serviced by such party: Regions Tower (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the BANK 2019-BNK16 securitization, pursuant to which the following mortgage loans were serviced by such party: Regions Tower (from 1/1/22 to 12/31/22)

•         KeyBank National Association, as Master Servicer under the CD 2018-CD7 securitization, pursuant to which the following mortgage loans were serviced by such party: Zenith Ridge (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Master Servicer under the MSC 2018-H3 securitization, pursuant to which the following mortgage loans were serviced by such party: Playa Largo (from 1/1/22 to 12/31/22) and Shoppes at Chino Hills (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the MSC 2018-H3 securitization, pursuant to which the following mortgage loans were serviced by such party: Playa Largo (from 1/1/22 to 12/31/22) and Shoppes at Chino Hills (from 1/1/22 to 12/31/22)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer under the UBS 2018-C13 securitization, pursuant to which the following mortgage loans were serviced by such party: Shelbourne Global Portfolio I (from 1/1/22 to 12/31/22)

•         CWCapital Asset Management LLC, as Special Servicer under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Mount Street US (Georgia) LLP, as Special Servicer under the BANK 2018-BNK13 securitization, pursuant to which the following mortgage loans were serviced by such party: Griffin Portfolio II (from 8/11/22 to 12/31/22)

•         Torchlight Loan Services, LLC, as Special Servicer under the BANK 2018-BNK13 securitization, pursuant to which the following mortgage loans were serviced by such party: Griffin Portfolio II (from 1/1/22 to 8/10/22)

•         Wells Fargo Bank, National Association, as Special Servicer under the MSC 2018-MP securitization, pursuant to which the following mortgage loans were serviced by such party: Millennium Partners Portfolio (from 1/1/22 to 12/31/22)

•         CoreLogic Solutions, LLC, as Servicing Function Participant under the MSC 2018-MP securitization, pursuant to which the following mortgage loans were serviced by such party: Millennium Partners Portfolio (from 1/1/22 to 12/31/22)

•         KeyBank National Association, as Special Servicer under the BANK 2019-BNK16 securitization, pursuant to which the following mortgage loans were serviced by such party: Regions Tower (from 1/1/22 to 12/31/22)

•         LNR Partners, LLC, as Special Servicer under the MSC 2018-H3 securitization, pursuant to which the following mortgage loans were serviced by such party: Playa Largo (from 1/1/22 to 12/31/22) and Shoppes at Chino Hills (from 1/1/22 to 12/31/22)

•         Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer under the UBS 2018-C13 securitization, pursuant to which the following mortgage loans were serviced by such party: Shelbourne Global Portfolio I (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the AMT 2018-AVM securitization, pursuant to which the following mortgage loans were serviced by such party: Aventura Mall (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the BANK 2018-BNK13 securitization, pursuant to which the following mortgage loans were serviced by such party: Griffin Portfolio II (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the BANK 2018-BNK13 securitization, pursuant to which the following mortgage loans were serviced by such party: Griffin Portfolio II (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the MSC 2018-MP securitization, pursuant to which the following mortgage loans were serviced by such party: Millennium Partners Portfolio (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the MSC 2018-MP securitization, pursuant to which the following mortgage loans were serviced by such party: Millennium Partners Portfolio (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the COMM 2018-HOME securitization, pursuant to which the following mortgage loans were serviced by such party: The Gateway (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the COMM 2018-HOME securitization, pursuant to which the following mortgage loans were serviced by such party: The Gateway (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the BANK 2019-BNK16 securitization, pursuant to which the following mortgage loans were serviced by such party: Regions Tower (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the BANK 2019-BNK16 securitization, pursuant to which the following mortgage loans were serviced by such party: Regions Tower (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the CD 2018-CD7 securitization, pursuant to which the following mortgage loans were serviced by such party: Zenith Ridge (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the CD 2018-CD7 securitization, pursuant to which the following mortgage loans were serviced by such party: Zenith Ridge (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the MSC 2018-H3 securitization, pursuant to which the following mortgage loans were serviced by such party: Playa Largo (from 1/1/22 to 12/31/22) and Shoppes at Chino Hills (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the MSC 2018-H3 securitization, pursuant to which the following mortgage loans were serviced by such party: Playa Largo (from 1/1/22 to 12/31/22) and Shoppes at Chino Hills (from 1/1/22 to 12/31/22)

•         Wells Fargo Bank, National Association, as Custodian under the UBS 2018-C13 securitization, pursuant to which the following mortgage loans were serviced by such party: Shelbourne Global Portfolio I (from 1/1/22 to 12/31/22)

•         Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian under the UBS 2018-C13 securitization, pursuant to which the following mortgage loans were serviced by such party: Shelbourne Global Portfolio I (from 1/1/22 to 12/31/22)

Date:  March 28, 2023

By /s/ Jane Lam

     Name: Jane Lam

     Title: President